UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of earliest event reported): April 21, 2009 (April 10, 2009)
Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)

Three Riverway, Suite 300, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 579-0600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 10, 2009, Synthesis Energy Systems (Zaozhuang) New Gas Company Ltd., a joint venture between Synthesis Energy Systems, Inc. (the “Company”) and Shandong Hai Hua Coal & Chemical Company Ltd. (“Hai Hua”), entered into a Supplementary Agreement (the “Supplementary Agreement”) with Hai Hua, amending the terms of the Contract for Synthesis Gas Purchase and Sales entered into on October 22, 2006. The Supplementary Agreement was entered into to provide more clarity regarding the required syngas quality and volume to be delivered, recovery of the energy fee during turndown periods and operations coordination during unscheduled outages. Pursuant to the terms of the original contract, Hai Hua pays the joint venture an energy fee and capacity fee, as described below, based on the syngas production from the synthesis gas production plant operated by the joint venture. The energy fee is a per normal cubic meters (“Ncum”) of syngas delivered to Hai Hua, calculated by a formula which factors in the monthly averages of the prices of design base coal, coke, coke oven gas, power, steam and water, all of which are components used in the production of syngas. The capacity fee is paid based on the capacity of the plant to produce syngas, factoring in the number of hours (i) of production and (ii) of availability of production as compared to the guaranteed capacity of the plant, which for purposes of the contract is 22,000 Ncum per hour of net syngas. Hai Hua is obligated to pay the capacity fee regardless of whether they use the gasification capacity, subject to availability of the plant, quality of the syngas, and exceptions for certain events of force majeure.
     Under the Supplementary Agreement, the syngas quality specification has been amended to provide more clarity as to the minor constituents allowable in the syngas. For purposes of the contract, syngas that meets these specifications is deemed “compliant gas” and syngas that does not meet these specifications is deemed “non-compliant gas.” The Supplementary Agreement also adds a requirement for Hai Hua to pay the joint venture the capacity fee and 70% of the energy fee for all non-compliant gas which is taken by Hai Hua. However, if more than 50% of the syngas taken by Hai Hua during any operating day is non-compliant gas, all of the syngas for that day is deemed to be non-compliant gas for purposes of calculating the energy fee. In addition, the Supplementary Agreement accommodates periods of turndown operation by Hai Hua by establishing a minimum threshold gas offtake volume of 7,500 Ncum per hour of net syngas for the purpose of calculating the energy fee during such periods. In order to make up for the reduced energy fee to be paid during such turndown periods, Hai Hua and the joint venture are in the process of negotiating an agreement whereby Hai Hua will purchase excess oxygen generated by the plant. The Supplementary Agreement also provides that, to the extent Hai Hua has an unscheduled shutdown, and the plant continues to operate on standby during such period, Hai Hua is still required to pay the energy fee to the joint venture. In the event that the plant has an unscheduled shutdown and does not provide at least three hours prior notice to Hai Hua, the joint venture may be required to provide certain compensation to Hai Hua.
     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Contract for Synthesis Gas Purchase and Sales and the Supplementary Agreement, which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein in their entirety.

Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of business acquired
None.
(b)	Pro Forma Financial Information
None.
(c)	Shell Company Transactions
None.
(d)	Exhibits
10.1	Contract for Synthesis Gas Purchase and Sales by and between Shandong Hai Hua Coal & Chemical Company Ltd. and Synthesis Energy Systems (Zaozhuang) New Gas Company Ltd. — English translation from original Chinese document (incorporated by reference herein to Exhibit 10.6 to the Company’s Registration Statement on Form SB-2, File No. 333-140367, filed on January 31, 2007).

10.2*	Supplementary Agreement by and between Shandong Hai Hua Coal & Chemical Company Ltd. and Synthesis Energy Systems (Zaozhuang) New Gas Company Ltd. dated April 10, 2009 — English translation from original Chinese document.

* = Filed herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: April 21, 2009	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer

EXHIBIT INDEX
10.1	Contract for Synthesis Gas Purchase and Sales by and between Shandong Hai Hua Coal & Chemical Company Ltd. and Synthesis Energy Systems (Zaozhuang) New Gas Company Ltd. — English translation from original Chinese document (incorporated by reference herein to Exhibit 10.6 to the Company’s Registration Statement on Form SB-2, File No. 333-140367, filed on January 31, 2007).

10.2*	Supplementary Agreement by and between Shandong Hai Hua Coal & Chemical Company Ltd. and Synthesis Energy Systems (Zaozhuang) New Gas Company Ltd. dated April 10, 2009 — English translation from original Chinese document.

* = Filed herewith